EXHIBIT (h)(1)


                       TRANSFER AGENT SERVICING AGREEMENT

         THIS AGREEMENT is made and entered into as of this 31st day of December, 1999, by and between The Jundt Growth Fund, Inc. ("JGF"), Jundt Funds, Inc. ("JFI") and American Eagle Funds, Inc. ("AEF"), each a corporation organized under the laws of the State of Minnesota (each a "Company"), and Firstar Mutual Fund Services, LLC, a limited liability company organized under the laws of the State of Wisconsin (hereinafter referred to as "FMFS").

        WHEREAS, each Company is an open-end investment management company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

        WHEREAS, FMFS is in the business of providing, among other things, transfer agent and dividend disbursing agent services to investment companies; and

        WHEREAS, each Company desires to retain FMFS to provide transfer agent services to each fund of the Company (each a "Fund") listed on Exhibit A attached hereto, as it may be amended from time to time.

        NOW, THEREFORE, in consideration of the mutual agreements herein made, each Company and FMFS agree as follows:


1.       APPOINTMENT OF TRANSFER AGENT

         Each Company hereby appoints FMFS as Transfer Agent of the Company on the terms and conditions set forth in this Agreement and, FMFS hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement in consideration of the compensation provided for herein.


2.       DUTIES AND RESPONSIBILITIES OF FMFS

        FMFS shall perform all of the customary services of a transfer agent, dividend disbursing agent and agent in connection with accumulation, open account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to:

         A.       Receiving orders for the purchase of shares for each Company;

         B. Effecting purchase orders with prompt delivery of payment and supporting documentation to each Company's custodian and issue the appropriate number of certificated or uncertificated shares with such certificated or uncertificated shares being held in the appropriate shareholder account;

         C. Issuing shares obtained through transfers of funds from shareholder accounts at financial institutions and arrange for the exchange of shares for shares of other eligible investment companies, when permitted by a Fund's prospectus;

         D. Effecting redemption requests received and delivering appropriate documentation to each Company's custodian;

         E. Paying monies upon receipt from each Company's custodian in accordance with the instructions of redeeming shareholders;

         F. Effecting transfers of shares by registered owners upon receipt of appropriate instructions;

         G. Effecting exchanges between Funds and/or classes of shares of Funds;

         H. Preparing and transmitting payments for dividends and distributions declared by each Company with respect to the Fund, after deducting any amount required to be withheld by any applicable laws, rules and regulations and in accordance with shareholder instructions;

         I. Making changes to shareholder records, including, but not limited to, address changes in plans (i.e., systematic withdrawal, automatic investment, dividend reinvestment, etc.);

         J. Recording the issuance of shares of each Fund and maintaining, pursuant to Rule 17ad-10(e) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a record of the total number of shares of the Fund which are authorized, issued and outstanding;

         K. Preparing shareholder meeting lists and mailing, receiving and tabulating proxies;

         L. Mailing shareholder reports and prospectuses to current shareholders;

         M. Preparing and filing U.S. Treasury Department Forms 1099 and other appropriate information returns required by federal authorities with respect to dividends and distributions for all shareholders;

         N. Maintaining records of account and advising each Company and its shareholders as to the foregoing;

         O. Providing shareholder account information upon request and preparing and mailing confirmations and statements of account to shareholders for all purchases, redemptions and other confirmable transactions as may be requested by a Company;

         P. Issuing replacement certificates of stock or uncertificated shares in place of those certificates alleged to have been lost, stolen or destroyed upon receipt by FMFS of indemnification satisfactory to FMFS and protecting FMFS and the Company;

         Q. Mailing requests for shareholders' certifications under penalties of perjury and paying on a timely basis to the appropriate federal authorities any taxes to be withheld on dividends and distributions paid by each Company, as required by applicable Federal law;

         R. Providing a Blue Sky System which will enable each Company to monitor the total number of shares of each Fund sold in each state. Each Company or its agents shall identify and provide to FMFS in writing those transactions and assets to be treated as exempt from the Blue Sky reporting in each state. The responsibility of FMFS for each Company's Blue Sky state registration or notice filing status is solely limited to the initial compliance by the Company and the reporting of such transactions to the Company or its agent;

         S. Answering correspondence from shareholders, securities brokers and others relating to FMFS's duties hereunder and such other correspondence as may from time to time be mutually agreed upon between FMFS and each Company;

         T. Opening and maintaining one or more non-interest bearing deposit accounts as agent for each Fund, with such financial institution(s) as may be designated by the Company in writing (such accounts, however, to be in the name of FMFS and subject only to its draft or order), into which accounts the moneys received for the account of the Fund and moneys for payment of dividends, distributions, redemptions or other disbursements provided for in this Agreement will be deposited and against which checks, drafts and payment orders will be drawn; and

         U. Reimbursing each Fund each month for all material losses resulting from "as of" processing errors for which FMFS is responsible in accordance with the "as of" processing guidelines set forth in the following paragraph.

         V. Reimbursing each Fund and its shareholders for any Net Material Losses that may exist of the Fund's books due to errors in calculating the Fund's net asset value ("NAV") and for which FMFS is responsible. "Net Material Loss" shall mean any remaining loss, after netting losses against any gains which impacts a Fund's net asset value by more than 1/2 cent. Gains and losses shall be accrued on a daily basis, will be reflected on each Fund's daily share sheet, and will be settled at the end of each calendar month. FMFS will notify the Fund advisor on a daily share sheet of any losses for which the Fund's advisor may be held accountable.

3.       COMPENSATION

         FMFS shall be compensated for providing the services set forth in this Agreement in accordance with the Fee Schedule attached hereto as Exhibit A and as may be mutually agreed upon and amended from time to time. Each Company agrees to promptly pay all fees and reimbursable expenses following the receipt of the billing notice.

4.       REPRESENTATIONS OF FMFS

         FMFS represents and warrants to each Company that:

         A. It is a corporation duly organized, existing and in good standing under the laws of Wisconsin;

         B.       It is a registered transfer agent under the Exchange Act;

         C. It is duly qualified to carry on its business in the State of Wisconsin;

         D. It is empowered under applicable laws and by its charter and bylaws to enter into and perform this Agreement;

         E. All requisite corporate proceedings have been taken to authorize it to enter and perform this Agreement;

         F. It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; and

         G. It will comply with all applicable requirements of the Securities Act of 1933, as amended, and the Exchange Act, the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction.

5.       REPRESENTATIONS OF EACH COMPANY

         Each Company represents and warrants to FMFS that:

         A.       It is an open-end investment company under the 1940 Act;

         B. It is organized, existing and in good standing under the laws of Minnesota;

         C. It is empowered under applicable laws and by its Articles of Incorporation and Bylaws to enter into and perform this Agreement;

         D. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

         E. It will comply with all applicable requirements of the Securities Act of 1933, the Securities Exchange Act of 1934, the 1940 Act and any laws, rules and regulations of governmental authorities having jurisdiction; and

         F. A registration statement under the Securities Act of 1933 has been made effective (and will remain effective) with respect to all shares of each Company being offered for sale.

6.       PERFORMANCE OF SERVICE; LIMITATION OF LIABILITY

         FMFS shall exercise reasonable care in the performance of its duties under this Agreement and shall not be liable for any loss except a loss resulting from the refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct.

         Each Company will indemnify and hold FMFS harmless against any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action, or suit as a result of the negligence of the Company (unless contributed to by FMFS breach of this Agreement or other Agreements between the Company and FMFS, or FMFS' own negligence or bad faith); or as a result of FMFS acting upon telephone instructions relating to the exchange or redemption of shares received by FMFS and reasonably believed by FMFS to be genuine and to have originated from the record owner of the subject shares; or as a result of acting in reliance upon any genuine instrument or stock certificate signed, countersigned, or executed by any person or persons authorized to sign, countersign, or execute the same.

        FMFS shall indemnify and hold each Company harmless against any and all losses, claims, demands, expenses (including reasonable counsel fees and expense), or liabilities (whether with or without basis in fact or law) of any and every nature which the Company may sustain or incur or which may be asserted against the Company by any person arising out of any action taken or omitted to be taken by FMFS as a result of FMFS's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

        In the event of a mechanical breakdown or failure of communication or power supplies FMFS shall take all reasonable steps to minimize service interruptions for any period that such interruption continues. FMFS will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of FMFS. FMFS agrees that it shall, at all times, have reasonable contingency plans with appropriate parties and shall make reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of each Company shall be entitled to inspect FMFS's premises and operating capabilities at any time during regular business hours of FMFS, upon reasonable notice to FMFS.

        Regardless of the above, FMFS reserves the right to reprocess and correct administrative errors at its own expense.

        Upon the assumption of a claim for indemnification, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the claim. The indemnitor shall have the option to defend participate in the defense of any claim, or to defend against said claim in its own name and in the name of the indemnitee through counsel acceptable to the indemnitee. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor's prior written consent.

7.      PROPRIETARY AND CONFIDENTIAL INFORMATION

        FMFS agrees on behalf of itself and its directors, officers and employees to treat confidentially and as proprietary information of each Company, all records and other information related to the Company and such Company's prior, present or potential shareholders (and clients of such shareholders), and not to use such records and other information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing from the Company or as may be required by law.

8.       TERM OF AGREEMENT

         This Agreement shall become effective as of the date hereof with respect to AEF and on or about May 8, 2000 (with the parties to agree upon the exact effective date) with respect to JGF and JFI and, unless sooner terminated as provided herein, shall continue, subject to board of directors approval, in effect for successive annual periods. This Agreement may be terminated by any party to the Agreement upon giving ninety (90) days prior written notice to the other parties, or such shorter period as may be mutually agreed upon by the parties.

9.       RECORDS

         FMFS shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is agreeable to each Company and in accordance with Section 31 of the 1940 Act and other rules and regulations of governmental or regulatory authorities. FMFS agrees that all records prepared or maintained by FMFS relating to the services to be performed hereunder are the property of the Company and will be preserved, maintained, and made available in accordance with such section and rules of the 1940 Act and will be promptly surrendered to each Company on and in accordance with its request.

10.      GOVERNING LAW

        This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Wisconsin without reference to the choice laws principles thereof. However, nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation promulgated by the Securities and Exchange Commission thereunder.

11.      DUTIES IN THE EVENT OF TERMINATION

         In the event of termination of this Agreement, a successor to any of FMFS's duties or responsibilities hereunder may be designated by each Company by written notice to FMFS. FMFS will promptly upon such notice, transfer to such successor all relevant books, records, correspondence and other data kept or maintained by FMFS under this Agreement in a form reasonably acceptable to the Company, and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from FMFS's personnel in the establishment of books, records and other data by such successor. Should the Agreement be terminated by the action of a Company, such Company shall bear all reasonable costs incurred by FMFS and associated with the transfer of records and other materials to its successors.

12.      NOTICES

         Notices of any kind to be given to the other party shall be in writing and shall be duly given if mailed or delivered as follows:

         Notice to FMFS shall be sent to:

         Firstar Mutual Fund Services, LLC
         Attn:  Julie Paulus
         615 East Michigan Street
         Milwaukee, WI  53202

         Notice to a Company shall be sent to:

         Jundt Associates, Inc.
         Attn:  Jon Essen
         1550 Utica Avenue South, Suite 950
         Minneapolis, MN 55416

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer or one or more counterparts as of the day and year first written above.


THE JUNDT GROWTH FUND, INC.                   FIRSTAR MUTUAL FUND SERVICES, LLC


By: ______________________________            By: ______________________________


Attest: __________________________            Attest: __________________________


JUNDT FUNDS, INC.


By: ______________________________


Attest: __________________________


AMERICAN EAGLE FUNDS, INC.


By: ______________________________


Attest: __________________________

                    TRANSFER AGENT AND SHAREHOLDER SERVICING
                               ANNUAL FEE SCHEDULE

                                                                       EXHIBIT A

                    NAME OF SERIES                                                    APPROXIMATE DATE ADDED
                    --------------                                                    ----------------------
       Jundt Growth Fund, Inc.                                                                 5/8/00
              Jundt Growth Fund (Class A, B, C, I)
       Jundt Funds, Inc.                                                                       5/8/00
              Jundt Opportunity Fund (Class A, B, C, I)
              Jundt Twenty-Five Fund (Class A, B, C, I)
              Jundt U. S. Emerging Growth Fund (Class A, B, C, I)
              Jundt Mid-Cap Growth Fund (Class A, B, C, I)                                     7/1/00
       Jundt Science &
              Technology Fund (Class A, B, C, I)                                               7/1/00
       American Eagle Funds, Inc.                                                            12/31/99
              American Eagle Capital Appreciation Fund
              American Eagle Twenty Fund
              American Eagle Large-Cap Growth Fund                                           12/29/00

Annual Fee
              $16.00 per shareholder account
              Minimum annual fees of $12,000 per class - Jundt Funds, Inc. and Jundt Growth Fund, Inc.
              Minimum annual fees of $10,000 per class - American Eagle Funds, Inc.

         Jundt Mid-Cap Growth Fund and Jundt Science & Technology Fund -
         Discount to above annual fee for first two years or until each Fund's net assets reach $10 million:
              Year 1 - 15% of annual fee
              Year 2 - 10% of annual fee

Extraordinary services quoted separately.
              Conversion estimate (Jundt Growth Fund, Inc
              and Jundt Funds, Inc.)                                                    $55,000 - $85,000

Activity Charges
              Telephone Call                                                            $1.00 per call
              Draft Check Processing                                                    $1.00 per draft
              Daily Valuation Trades                                                    $6.75 per trade

              ACH Shareholder Service                         $125.00 per month per Fund group (Company)
                                                              $   .50 per ACH item, setup and/or change
                                                              $  5.00 per correction, reversal, return item

Plus Reasonable out-of-pocket expenses, including but not limited to:
              Telephone - toll free lines                     Proxies
              Postage                                         Retention of records
              Programming                                     Microfilm/fiche of records
              Programming for select data requests            Special reports
              Stationery/envelopes                            ACH fees
              Mailing                                         NSCC charges
              File transfers - $160.00 per month and $.01 per record

Qualified Plan Fees (Billed to Shareholders)                  $12.50 / account (Cap at $25.00 per SSN)
              Annual maintenance fee per account              $ 5.00 / account (Cap at $25.00 / per SSN)
              Education IRA                                   $15.00 / transaction
              Transfer to successor trustee                   $15.00 / transaction (Exclusive of SWP)
              Distribution to participant                     $15.00 / transaction
              Refund of excess contribution

Additional Shareholder Fees (Billed to Shareholders)
              Any outgoing wire transfer                      $12.00 / wire
              Telephone Exchange                              $ 5.00 / exchange transaction
              Return check fee                                $25.00 / item
              Stop payment                                    $20.00 / stop
              (Liquidation, dividend, draft check)
              Research fee                                    $ 5.00 / item
              (For requested items of the second calendar year [or previous] to the request)(Cap at $25.00)

                                  MISCELLANEOUS
                              OUT-OF-POCKET CHARGES

NSCC Interfaces
         Setup
              Fund/SERV, Networking ACATS, Exchanges          $5,000 setup (one time)
              Commissions                                     $5,000 setup (one time)
         Processing
              Fund/SERV                                       $   50.00 / month
              Networking                                      $  250.00 / month
              CPU Access                                      $   40.00 / month
              Fund/SERV Transactions                          $     .35 / trade
              Networking                                      $     .015 / per item
              First Data                                      $     .10 / next-day Fund/SERV trade
              First Data                                      $     .15 / same-day Fund/SERV trade

NSCC Implementation
              8 to 10 weeks lead time

DAZL (Direct Access Zip Link - Electronic mail interface to financial advisor network)
              Setup                                            $5,000 / fund group
              Monthly Usage                                    $1,000 / month
              Transmission                                     $     .015 / price record
                                                               $     .025 / other record
              Enhancement                                      $   125 / hour

Forms Costs
         Statement Paper                                       $     .038 / item
         #9, #10 Envelopes                                     $     .043 / item
         Check/Statement Paper                                 $     .25 / item
         Certificate                                                1.00 / item
         Wire Order Confirm (non-NSCC)                         $     .22 / item
         Presort Postage (one ounce)                           $     .34 / item

Shareholder System Select Request                              $  200.00 / request
Systems Development/Programming                                $  150.00 / hour
Fund Group Additions                                           $2,000.00 / fund group
Lost Shareholder Search (Keane Tracers)                        $    3.00 / search
Custom Programming                                             $  150.00 / hour


Fees and reasonable out-of-pocket expenses are billed to each Fund monthly.

EXHIBIT A AMENDED AS OF 7/1/00
------------------------------


THE JUNDT GROWTH FUND, INC.                   FIRSTAR MUTUAL FUND SERVICES, LLC


By: ______________________________            By: ______________________________


Attest: __________________________            Attest: __________________________


JUNDT FUNDS, INC.


By: ______________________________


Attest: __________________________


AMERICAN EAGLE FUNDS, INC.


By: ______________________________


Attest: __________________________